UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Purpose of Amendment:

This amendment is filed to correct two typographical errors regarding amounts guaranteed by the Registrant, which effectively reduces the amount previously reported as guaranteed by $1,000,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 5, 2007, the Registrant, and its wholly owned subsidiary Premier Oncology, Inc. (“Premier Oncology”), entered into certain guarantees with Manufacturers Traders and Trust Company and M&T Credit Services, LLC (collectively “M&T”), in connection with a $2,880,000 equipment lease for an advanced radiation therapy system and other ancillary medical equipment and two lines of credit, one for up to $1,170,000 for additional equipment and another for up to $500,000 for working capital for a radiation therapy cancer treatment facility under development in Great Neck, New York by Premier Oncology Management of Nassau, LLC (“Premier Oncology Management”) in which Premier Oncology holds a 24.5% equity interest. A similar guarantee was also entered into by other corporate entities not owned by the Registrant that are parties to the transaction.

The equipment lease financing transaction is a non-cancelable net lease transaction with a base term of 84 months and will commence upon the Registrant’s acceptance of delivery of the equipment leased thereunder. The two lines of credit are due on demand and are renewable annually with an interest rate of overnight LIBOR plus two and one half (2.50) percentage points secured by a first security interest in all of the assets of Premier Oncology Management.

The guarantees secure the obligations of Premier Oncology Management under the terms and conditions of the Master Equipment Lease, the Amendment to the Master Equipment Lease, the Loan Agreement and the Revolving Demand Note, each dated November 5, 2007, by and between Premier Oncology Management and M&T.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Master Equipment Lease dated as of November 5, 2007 by and between M&T Credit Services LLC and Premier Oncology Management of Nassau, LLC. [1]

10.2	Amendment to Master Equipment Lease dated as of November 2, 2007 by and between M&T Credit Services LLC and Premier Oncology Management of Nassau, LLC. [1]

10.3	Continuing Guaranty of The Sagemark Companies Ltd. dated November 5, 2007 in favor of M&T Credit Services LLC on behalf of borrower Premier Oncology Management of Nassau, LLC. [1]

10.4	Continuing Guaranty of Premier Oncology, Inc. dated November 5, 2007 in favor of M&T Credit Services LLC on behalf of borrower Premier Oncology Management of Nassau, LLC. [1]

10.5	Loan Agreement dated November 5, 2007 by and between Manufacturers Traders and Trust Company and Premier Oncology Management of Nassau, LLC. [1]

10.6	Revolving Demand Note dated November 5, 2007 by and between Manufacturers Traders and Trust Company and Premier Oncology Management of Nassau, LLC. [1]

10.7	Unlimited Guaranty of The Sagemark Companies Ltd. dated November 5, 2007 in favor of Manufacturers Traders and Trust Company on behalf of borrower Premier Oncology Management of Nassau, LLC. [1]

10.8	Unlimited Guaranty of Premier Oncology, Inc. dated November 5, 2007 in favor of Manufacturers Traders and Trust Company on behalf of borrower Premier Oncology Management of Nassau, LLC. [1]
____
1 Filed with the Securities and Exchange Commission on November 9, 2007 as an exhibit to Form 8-K and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By: /s/ Ron Lipstein
Ron Lipstein, President and
Chief Executive Officer

Date: November 14, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).